ADVISORS SERIES TRUST
FIRST AMENDMENT TO THE OPERATING EXPENSES LIMITATION AGREEMENT

THIS FIRST AMENDMENT dated as of the 26th day of September, 2008, to the Operating Expenses Limitation Agreement, effective as of the 28th day of December, 2007, (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”), on behalf of the series of the Trust indicated on Schedule A, which may be amended from time to time, (each a “Fund” and together the “Funds”) and FundQuest Incorporated, a Delaware corporation  (the “Advisor”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend Appendix A of the Agreement; and

WHEREAS, the introductory paragraph of the Agreement acknowledges that Appendix A may be amended from time to time, herein to be accomplished by a written instrument executed by the parties.

NOW, THEREFORE, the parties agree as follows:

Appendix A of the Agreement is hereby superseded and replaced with Appendix A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	FUNDQUEST INCORPORATED

By: /s/ Douglas G. Hess	By: /s/ Timothy J. Clift
Printed Name: Douglas G. Hess	Printed Name: Timothy J. Clift
Title: President	Title: CIO

APPENDIX A
to the
Advisors Series Trust – Operating Expenses Limitation Agreement

	Operating Expense Limit
Fund	Class A	Class I
ActivePassive Emerging Markets Equity Fund	1.60%	1.35%
ActivePassive Global Bond Fund	1.20%	0.95%
ActivePassive High Yield Bond Fund	1.50%	1.25%
ActivePassive Intermediate Municipal Bond Fund	1.00%	0.75%
ActivePassive Intermediate Taxable Bond Fund	1.00%	0.75%
ActivePassive International Equity Fund	1.30%	1.05%
ActivePassive Large Cap Growth Fund	1.30%	1.05%
ActivePassive Large Cap Value Fund	1.20%	0.95%
ActivePassive Small/Mid Cap Growth Fund	1.50%	1.25%
ActivePassive Small/Mid Cap Value Fund	1.40%	1.15%